SHARE AND WARRANT EXCHANGE AGREEMENT

THIS AGREEMENT is made on January 2006 BETWEEN (1) o [(registered in o under number o) whose registered office is at] [of] (the "Vendor") and (2) INDEX OIL & GAS INC. (a corporation organised under the laws of the state of Nevada and registered under number o ) whose registered office is at o (the "Purchaser").

WHEREAS the Purchaser has agreed to purchase and the Vendor has agreed to sell the number of ordinary shares of (pound)0.10 each in the capital of Index Oil & Gas Limited (the "Company") set out in the Schedule hereto (the "Shares") and
(ii) the number of warrants to subscribe for ordinary shares of (pound)0.10 each in the capital of the Company set out in the Schedule hereto, such warrants being constituted pursuant to a Deed Poll of the Company dated o 2005 (the "Warrants"), in each case on the terms and conditions set out in this Agreement.

1. Completion ("Completion") of the sale and purchase of the Shares and the Warrants (together, the "Securities") is conditional upon the completion of the conditional share for share exchange agreement between (1) Lyndon West
     (2) Andrew  Boetius (3) Dan Murphy (4) David  Jenkins (5) Mike Scrutton and
     (6) the Purchaser expected to be dated on or around 16 January 2006 (the "Primary Agreement") for the sale and purchase of all the shares in the capital of the Company registered solely in the names of Lyndon West, Andrew Boetius, Dan Murphy, David Jenkins and Mike Scrutton (the "Condition").

2. If the Condition is not fulfilled on or before 31 January 2006 (or such later time and date as the parties to the Primary Agreement may agree) this Agreement shall cease and terminate and neither party to this Agreement shall have any claim against the other for any costs, damages, compensation or otherwise under this Agreement.

3. Between the date of this Agreement and Completion the Vendor will not sell or dispose of all or any part of the Securities or any rights in respect of or interest in the Securities or agree or purport to do so, and the Vendor will not during such period take any steps or exercise any rights in relation to the Securities without the prior written agreement of the Purchaser.

4. Subject to the terms of this Agreement, the Vendor shall sell the Securities with full title guarantee free from all encumbrances (including, without limitation, any mortgage, charge, pledge, hypothecation, lien and security interest of whatsoever nature (including, without limitation, any imposed by law) and any proprietary interest or equity of any person including (without limitation) any title retention, option or right of pre-emption) and the Purchaser shall purchase the Securities from the Vendor together with all rights attaching to them at the date of Completion (including the right to receive all dividends and distributions declared, paid or made after the date of Completion).

5. The Vendor hereby waives all and any rights of pre-emption under the articles of association of the Company or otherwise in respect of the sale to the Purchaser of the entire issued share capital of the Company.

6. The consideration for the sale and purchase of the Securities shall comprise:

     (a) for the Shares, the allotment of the number of shares of common stock of [no par value] in the capital of the Purchaser set out in the Schedule hereto (credited as fully paid and ranking pari passu in all respects with the existing issued shares of common stock in the capital of the Purchaser in issue on the date of Completion); and

     (b) for the Warrants, the allotment of the number of warrants to subscribe for shares of common stock of [no par value] in the capital of the Purchaser set out in the Schedule hereto, such warrants to be constituted pursuant to the terms of a deed poll of the Purchaser complying in all material respects with the summary of such instrument contained in the Information Memorandum from the Purchaser to the shareholders of the Company dated o January 2006.

7. Completion shall take place simultaneously with the satisfaction of the Condition at the offices of Faegre & Benson LLP at 7 Pilgrim Street, London, EC4V 6LB or at such other place as the Vendor and the Purchaser may agree.

8. Subject to Completion the Vendor irrevocably (by way of security for its obligations under this Agreement) appoints any person nominated by the Purchaser as its attorney and in its name and on its behalf to (i) sign or execute as a deed such share transfer or transfers in respect of the Securities and all such other documents as may be required to transfer the legal and beneficial interest in the Securities to the Purchaser and (ii) exercise all voting rights and other rights attaching to the Securities and to appoint proxies for these purposes pending registration of the Purchaser as the holder of the Securities.

9. The Purchaser shall not be obliged to complete the purchase of any Securities unless the purchase of the entire issued share capital and warrants of the Company constituted pursuant to the Instrument is completed at the same time in accordance with this Agreement, the Primary Agreement and such other agreements in a form substantially similar to this Agreement as may be reasonably required by the Purchaser.

10. The Purchaser shall pay all stamp duty on this Agreement and on the transfers of the Securities.

11. This Agreement constitutes the entire agreement between the parties and no modification, variation or amendment of this Agreement shall be effective unless such modification, variation or amendment is in writing and has been signed by or on behalf of the parties.

12. This Agreement shall be governed by and construed in accordance with English law. Each of the parties submits to the non-exclusive jurisdiction of the courts of England. A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

IN WITNESS whereof this Agreement has been executed as a Deed the day and year first before written

SIGNED AND DELIVERED AS A DEED
by
in the presence of:

Witness Signature:                    ..........................................

Witness Name:                         ..........................................

Witness Address:

SIGNED AND DELIVERED AS A DEED
by INDEX OIL & GAS INC.
acting by:

Signature of Director                 ..........................................

Signature of Director/Secretary       ..........................................

                           The Schedule
The Securities                                  The Consideration

o Shares o shares of common stock of [no par value] in the capital of the Purchaser

o Warrants                             o  warrants  to  subscribe   for  common
                                       stock of [no par value] in the capital of the Purchaser